NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NORTHWESTERN REPORTS 2008 FINANCIAL RESULTS

Reports improvement in net income of 27% over 2007

Increased the quarterly dividend to 33.5 cents per share

Provides guidance for 2009 of $1.85 - $2.00 per fully diluted share

SIOUX FALLS, S.D. – Feb. 13, 2009 – NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) reported financial results for the year ended Dec. 31, 2008.

Highlights for the year include:

•	Net income increased $14.4 million, or 27%, to $67.6 million for 2008 compared with $53.2 million in 2007;
•	The Montana Public Service Commission (MPSC) approved the inclusion in utility rate base of our 30% interest in Colstrip Unit 4, at a value of $407 million, effective January 1, 2009;
•	Completed a share buyback program of approximately 3.1 million shares for approximately $78 million;
•	Settled the Montana electric and natural gas general rate filing, resulting in a $15 million increase to base rates;
•

Filed for advanced approval with the MPSC to construct a 150 MW Mill Creek Generating Station, at an estimated cost of $206 million and obtained the air quality permit for Mill Creek Generation Station;

•	Filed the Major Facilities Siting Agreement with the Montana Department of Environmental Quality related to proposed Mountain States Transmission Intertie line; and
•	Credit ratings upgraded by Standard & Poors, and Moody’s Investors Service during 2008. In addition, our credit ratings from Fitch were upgraded in January 2009.

Annual Financial Results

Consolidated net income was $67.6 million or $1.77 per diluted share for the year ended Dec. 31, 2008, a 27.1% increase compared with consolidated net income of $53.2 million or $1.44 per diluted share for the year ended Dec. 31, 2007.

NorthWestern Reports 2008 Financial Results

Feb. 13, 2009

“We are delighted with our increase in 2008 net income and prospects for 2009,” said Bob Rowe, President and CEO. “Our strong core operations, balance sheet and credit ratings provide the foundation to facilitate our proposed generation and transmission projects, which will alleviate congestion, increase reliability and provide additional flexibility to customers.”

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
OPERATING REVENUES	$326,068	$308,024	$1,260,793	$1,200,060
COST OF SALES	189,799	168,851	698,740	668,405
GROSS MARGIN	136,269	139,173	562,053	531,655
OPERATING EXPENSES
Operating, general and administrative	48,816	47,955	226,164	221,566
Property and other taxes	14,704	25,935	80,602	87,581
Depreciation	21,463	21,002	85,071	82,415
TOTAL OPERATING EXPENSES	84,983	94.892	391,837	391,562
OPERATING INCOME	51,286	44,281	170,216	140,093
Interest Expense	(16,474)	(14,562)	(63,952)	(56,942)
Other (Expense) Income	(82)	781	1,558	2,428
Income Before Income Taxes	34,730	30,500	107,822	85,579
Income Tax Expense	(13,462)	(12,062)	(40,221)	(32,388)
Net Income	$21,268	$18,438	$67,601	$53,191
Average Common Shares Outstanding	35,921	38,284	37,976	36,623
Basic Earnings per Average Common Share	$0.59	$0.48	$1.78	$1.45
Diluted Earnings per Average Common Share	$0.59	$0.52	$1.77	$1.44
Dividends Declared per Average Common Share	$0.33	$0.33	$1.32	$1.28

Consolidated gross margin for 2008 was $562.1 million compared with $531.7 million for 2007. The increase in gross margin was primarily due to the combination of an increase in electric rates in Montana and gas rates in Montana, South Dakota and Nebraska, and an 11.7% increase in volumes in our regulated gas segment due primarily to colder winter weather. Electric wholesale margin improved from increased plant availability and higher average prices. Partly offsetting these increases was a reduction in revenues related to the recovery in rates of our Montana property taxes. The decrease was due to lower 2008 property taxes, a credit to customers related to the property tax settlement discussed below, and a change in the calculation by the MPSC to reduce the allocation of property taxes to Montana electric retail customers. Unregulated electric margin also decreased due to lower average contract prices and higher fuel supply costs partially offset by higher volumes due to increased plant availability.

Consolidated operating, general and administrative expenses increased slightly to $226.1 million for the year ended Dec. 31, 2008 as compared with $221.6 million during 2007. The increase was due primarily to an increase in pension, labor and benefits expense offset by insurance reimbursements and litigation settlement proceeds, and a decrease in operating lease expense related to the purchase of our previously leased interest in Colstrip Unit 4. In addition, the Company recognized a $12.6 million reduction to 2007 operating, general and administrative expenses due to a settlement to recover environmental clean-up costs in South Dakota.

NorthWestern Reports 2008 Financial Results

Feb. 13, 2009

Property and other tax expenses were $80.6 million for the year ended Dec. 31, 2008 compared with $87.6 million during 2007. This $7.0 million decrease was due to a $4.6 million property tax refund in Montana as a result of a settlement with the Montana Department of Revenue, and a reduction of approximately $2.4 million due to a lower property tax valuation in Montana as compared with 2007.

Depreciation expense was $85.1 million for the year ended Dec. 31, 2008 compared with $82.4 million during 2007. The increase in depreciation expense was related primarily to the purchase of the previously leased interest in Colstrip Unit 4.

Interest expense was $64.0 million for the year ended Dec. 31, 2008 compared with $56.9 million for the year ended Dec. 31, 2007, primarily related to the additional debt incurred for the purchase of the previously leased interest in Colstrip Unit 4.

Fourth Quarter Financial Results

Consolidated net income for the fourth quarter ended Dec. 31, 2008 was $21.3 million, an increase of $2.9 million, or 15.8%, over $18.4 million the fourth quarter in 2007. The increase was primarily due to rate increases, litigation settlement proceeds and lower 2008 property taxes. These items were partially offset by a credit to customers related to a property tax settlement, a change in the calculation by the MPSC to reduce the allocation of property taxes to Montana electric retail customers, lower environmental expense in 2007 due to a settlement to recover manufactured gas plant clean-up costs in our South Dakota natural gas rate case, and an increase in interest expense.

Results from Regulated Operations

Regulated electric gross margin for the year ended Dec. 31, 2008 was $363.8 million, up 4.8%, compared with $347.0 million for 2007. This $16.8 million increase was primarily due to rate increases of approximately $10 million and lower QF supply costs of approximately $5 million. We recorded gains (reduced cost of sales) related to our QF liability of $5.9 million in 2008 and $0.9 million in 2007 as actual QF output and variable pricing terms were lower than our estimate. Wholesale margin also improved from increased plant availability and higher average prices. These increases were partly offset by a decrease in revenues related to the recovery in rates of our Montana property taxes. The decrease was due to lower 2008 property taxes, a credit to customers related to the property tax settlement and a change in the calculation by the MPSC to reduce the allocation of property taxes to Montana electric retail customers.

Regulated retail electric volumes for the year ended Dec. 31, 2008 totaled 10,164,000 megawatt hours compared with 9,953,000 megawatt hours for the year ended 2007, a 2.1% increase. The increase was due primarily to residential and commercial customer growth and an increase in industrial volumes. Wholesale electric volumes were 265,000 megawatt hours for the year ended Dec. 31, 2008, an increase from 155,000 megawatt hours for 2007, due primarily to increased plant availability from the South Dakota generation facilities.

Regulated electric gross margin for the fourth quarter of 2008 was $83.7 million as compared with $86.4 million for the same period in 2007. The decrease was due primarily to a decrease in revenues related to the recovery of our Montana property taxes in rates, as mentioned above.

Regulated retail electric volumes for the fourth quarter of 2008 totaled 2,536,000 megawatt hours as compared with 2,453,000 megawatt hours in the same period in 2007. Regulated

NorthWestern Reports 2008 Financial Results

Feb. 13, 2009

wholesale electric volumes for the fourth quarter of 2008 were 63,000 megawatt hours, an increase from 36,000 megawatt hours in the same period in 2007, due to an increase in plant availability.

Regulated natural gas gross margin was $145.0 million for the year ended Dec. 31, 2008 compared with $127.6 million during 2007. The increase was primarily due to increased volumes and rate increases. Volumes increased 11.7% primarily due to colder winter weather in all our service territories, along with 1.2% customer growth.

Regulated retail natural gas volumes were 32,263,000 dekatherms for the year ended Dec. 31, 2008, an increase of 11.7% compared with 28,894,000 dekatherms for the same period in 2007. The increase in volumes was primarily due to colder winter weather and 1.2% customer growth. In addition to the colder weather, the increase in South Dakota commercial volumes was also related to higher grain drying requirements due to harvest conditions in our service territory.

Regulated natural gas gross margin for the fourth quarter of 2008 was $41.2 million compared with $38.7 million for the same period in 2007. The increase was primarily due to rate increases and increased volumes due to colder weather and customer growth.

Regulated retail natural gas volumes were 9,693,000 dekatherms for the fourth quarter of 2008 compared with 8,858,000 dekatherms for the same period in 2007.

Results from Unregulated Operations

Gross margin from unregulated electric operations was $54.2 million for the year ended Dec. 31, 2008, compared with $56.2 million during 2007, primarily due to lower average prices related to the agreement to commit 21 MWs of unit contingent power at Mid-C minus $19 per MWH as part of the joint stipulation in the 2007 rate case, a full year effect of the agreement to provide 90 MW of unit contingent power at an average of approximately $36/MWh and higher fuel supply costs partially offset by an increase in volumes from higher plant availability.

Unregulated electric volumes were 1,812,000 megawatt hours for the year ended Dec. 31, 2008 compared with 1,638,000 megawatt hours during 2007. Unregulated electric volumes increased from higher energy available to sell as compared with 2007 due to increased plant availability.

Unregulated electric gross margin for the fourth quarter of 2008 was $11.6 million as compared with $14.1 million in the same period in 2007 primarily due to reversing a previously unrealized gain of approximately $3.7 million associated with forward sales contracts.

Unregulated retail electric volumes for the fourth quarter of 2008 totaled 481,000 megawatt hours as compared with 448,000 megawatt hours in the same period in 2007.

Liquidity and Capital Resources

As of Dec 31, 2008, cash and cash equivalents were $11.3 million compared with $12.8 million at Dec. 31, 2007. The Company had $74.9 million available from its credit revolver at Dec. 31, 2008 compared with $158.7 million at Dec. 31, 2007. The decrease in credit revolver availability was due primarily to the share buyback program of approximately $78 million completed during the third quarter of 2008.

NorthWestern Reports 2008 Financial Results

Feb. 13, 2009

Cash provided by operating activities totaled $198.3 million during the year ended Dec. 31, 2008, compared with $202.0 million during year ended Dec. 31, 2007. This difference is due to the combination of a $14.5 million change in our supply tracker from an over collected position to an under collected position, an increase in accounts receivable of $18.5 million due to colder winter weather and higher average prices in December 2008, and increased pension funding of approximately $10.1 million. These decreases in operating cash flows were offset in part by higher net income, improved operating cash flows related to our Colstrip Unit 4 lease buyout of approximately $6.0 million, and the inclusion in 2007 operating cash flows of an additional semi-annual Colstrip Unit 4 lease payment of $16.1 million due to timing of payments.

The Company used $124.4 million for investment activities during the year ended Dec. 31, 2008 compared with $256.5 million for the year ended Dec. 31, 2007. Capital expenditures for the year ended Dec. 31, 2008 were $124.6 million as compared with $117.1 million in 2007. In addition, in 2007 the Company used $141.3 million to complete the purchase of our previously leased interest in the Colstrip Unit 4 generating facility.

The Company used $75.4 million in financing activities during the year ended Dec. 31, 2008 compared with financing activities providing $65.4 million for the year ended Dec. 31, 2007. Cash used to repurchase shares under our previously announced plan was approximately $77.7 million. In addition, we received proceeds during 2007 of $68.8 million from the exercise of warrants.

Dividend

NorthWestern’s Board of Directors declared a yearly common stock dividend of 33.5 cents per share, payable on Mar. 31, 2009, to common shareholders of record as of Mar. 15, 2009.

Significant Items Not Contemplated in 2008 Guidance

A reconciliation of items not factored into our 2008 GAAP earnings guidance of $1.65 to $1.80 per fully diluted earnings per share is as follows (net of tax). The amount calculated below represents a non-GAAP measure that may provide users of this financial information with additional meaningful comparisons between current results and results the Company originally contemplated in 2008 guidance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the reported operating results or cash flows from operations or any other measure of performance prepared in accordance with GAAP. In addition, the presentation of these measures may not be comparable to similarly titled measures other companies use.

		EPS

Diluted Income per Average Common Share (per GAAP)		$1.77
D&O insurance recoveries	-	(.10)
Environmental insurance recoveries	-	(.03)
Increase in pension expense	+	.14
Transaction costs related to the Colstrip Unit 4 sales process	+	.05

Diluted Income per average common share after considering items above		$1.83

NorthWestern Reports 2008 Financial Results

Feb. 13, 2009

2009 Earnings Outlook

NorthWestern expects its earnings for 2009 to be $1.85 - $2.00/fully diluted share.

The major assumptions include, but are not limited to, the following expectations:

•	2009 net income will increase by approximately $9 million or $.25 per share as a result of the inclusion of our interest in Colstrip Unit 4 in regulated electric rate base;
•	Pension expense will be flat with the 2008 pension expense;
•	Retail electric volumes will be flat compared to 2008 volumes;
•	Wholesale electric volumes in South Dakota will decrease due to a planned outage in 2009;
•	Residential and Commercial natural gas volumes will be relatively flat compared with 2008 volumes;
•	Fully diluted average shares outstanding of 36.5 million; and
•	Normal weather in the Company’s electric and natural gas service territories for 2009.

Annual Meeting

The Company's Annual Meeting of Stockholders will be held on Wednesday, April 22, 2009 in Butte, Montana. The record date for the Annual Meeting is February 23, 2009. The proxy statement and annual report to stockholders will be available on the Company’s Web site at www.northwesternenergy.com approximately 40 days prior to the meeting date.

Company Hosting Investor Conference Call

NorthWestern will host an investor conference call today at 2:00 pm Eastern Time (1:00 p.m. Central Time) to review its financial results for the year ended Dec. 31, 2008.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading. To listen, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call.

A telephonic replay of the call will be available beginning at 3:00 p.m. ET on Feb. 13, 2009, through March 13, 2009, at 800-475-6701, access code 984444.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 656,000 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD—LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2008 Earnings Outlook”.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon

NorthWestern Reports 2008 Financial Results

Feb. 13, 2009

our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•

potential adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse effect on our liquidity, results of operations and financial condition;

•

unanticipated changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

•

unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase operating costs or may require additional capital expenditures or other increased operating costs; and

•	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

NorthWestern Reports 2008 Financial Results

Feb. 13, 2009

NORTHWESTERN CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2008	December 31, 2007

ASSETS
Current Assets	313,417	278,354
Property, Plant, and Equipment, Net	1,839,699	1,770,880
Goodwill	355,128	355,128
Regulatory Assets	233,102	123,041
Other Noncurrent Assets	20,691	19,977
Total Assets	$2,762,037	$2,547,380
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-term Debt and Capital Leases	$229,238	$21,006
Current Liabilities	359,339	300,833
Long-term Capital Leases	36,798	38,002
Long-term Debt	634,011	787,360
Noncurrent Regulatory Liabilities	222,969	194,959
Deferred Income Taxes	114,707	74,046
Other Noncurrent Liabilities	401,442	308,150
Total Liabilities	1,998,504	1,724,356
Total Shareholders’ Equity	763,533	823,024
Total Liabilities and Shareholders’ Equity	$2,762,037	$2,547,380

NORTHWESTERN CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2008	2007	2006
Continuing Operating Activities
Net income	$67,601	$53,191	$37,900
Non-cash items	132,335	113,083	114,299
Changes in operating assets and liabilities	(1,610)	35,690	12,879
Cash Provided by Operating Activities	198,326	201,964	165,078

Cash Used in Investing Activities	(124,363)	(256,499)	(71,225)

Cash (Used in) Provided by Financing Activities	(75,444)	65,378	(102,012)

Change in Net Assets of Discontinued Operations	—	—	7,695

Net (Decrease) Increase in Cash and Cash Equivalents	$(1,481)	$10,843	$(761)
Cash and Cash Equivalents, beginning of period	$12,773	$1,930	$2,691
Cash and Cash Equivalents, end of period	$11,292	$12,773	$1,930

NorthWestern Reports 2008 Financial Results

Feb. 13, 2009

NORTHWESTERN CORPORATION

YEAR ENDED DECEMBER 31, 2008 AND 2007 SEGMENT RESULTS

(Unaudited)

	Regulated		Unregulated
December 31, 2008	Electric	Gas	Electric	Other	Eliminations	Total
Operating revenues	$774,229	$416,675	$77,680	$30,039	$(37,830)	$1,260,793
Cost of sales	410,471	271,690	23,463	29,141	(36,025)	698,740
Gross margin	363,758	144,985	54,217	898	(1,805)	562,053
Operating, general and administrative	149,913	68,912	15,928	(6,784)	(1,805)	226,164
Property and other taxes	56,310	21,381	2,898	13	—	80,602
Depreciation	61,734	15,980	7,324	33	—	85,071
Operating income	95,801	38,712	28,067	7,636	—	170,216
Interest expense	(36,757)	(12,637)	(10,911)	(3,647)	—	(63,952)
Other income	547	1,001	154	(144)	—	1,558
Income tax expense	(20,219)	(10,027)	(6,971)	(3,004)	—	(40,221)
Income from operations	$39,372	$17,049	$10,339	$841	$—	$67,601

	Regulated		Unregulated
December 31, 2007	Electric	Gas	Electric	Other	Eliminations	Total
Operating revenues	$736,657	$363,584	$74,231	$56,748	$(31,160)	$1,200,060
Cost of sales	389,681	253,958	18,079	54,222	(29,535)	668,405
Gross margin	346,976	127,626	56,152	2,526	(1,625)	531,655
Operating, general and administrative	133,091	52,008	28,662	9,430	(1,625)	221,566
Property and other taxes	61,281	22,959	3,301	40	—	87,581
Depreciation	61,912	16,592	3,782	129	—	82,415
Operating income (loss)	90,692	36,067	20,407	(7,073)	—	140,093
Interest expense	(39,132)	(13,464)	(2,849)	(1,497)	—	(56,942)
Other income	801	505	57	1,065	—	2,428
Income tax (expense) benefit	(18,631)	(8,509)	(7,341)	2,093	—	(32,388)
Income (loss) from operations	$33,730	$14,599	$10,274	$(5,412)	$—	$53,191

NorthWestern Reports 2008 Financial Results

Feb. 13, 2009

NORTHWESTERN CORPORATION

REGULATED ELECTRIC SEGMENT

(Unaudited)

	Results
	2008	2007	Change	% Change
	(in millions)
Total Revenues	$774.2	$736.7	$37.5	5.1%
Total Cost of Sales	410.4	389.7	20.7	5.3
Gross Margin	$363.8	$347.0	$16.8	4.8%
% GM/Rev	47.0%	47.1%

	Volumes MWH
	2008	2007	Change	% Change
	(in thousands)
Retail Electric
Montana	2,285	2,235	50	2.2%
South Dakota	513	505	8	1.6
Residential	2,798	2,740	58	2.1
Montana	3,190	3,213	(23)	(0.7)
South Dakota	872	827	45	5.4
Commercial	4,062	4,040	22	0.5
Industrial	3,122	2,992	130	4.3
Other	182	181	1	0.6
Total Retail Electric	10,164	9,953	211	2.1%
Wholesale Electric	265	155	110	71.0%

Average Customer Counts	2008	2007	Change	% Change
Retail Electric
Montana	266,100	262,481	3,619	1.4%
South Dakota	47,967	47,713	254	0.5
Residential	314,067	310,194	3,873	1.2
Montana	59,595	58,319	1,276	2.2
South Dakota	11,492	11,336	156	1.4
Commercial	71,087	69,655	1,432	2.1
Industrial	71	71	—	—
Other	5,823	5,802	21	0.4
Total Retail Electric	391,048	385,722	5,326	1.4%

	2008 as compared with:
Cooling Degree-Days	2007	Historic Average
Montana	42% colder	8% warmer
South Dakota	31% colder	16% colder

NorthWestern Reports 2008 Financial Results

Feb. 13, 2009

NORTHWESTERN CORPORATION

REGULATED NATURAL GAS SEGMENT

(Unaudited)

	Results
	2008	2007	Change	% Change
	(in millions)
Total Revenues	$416.7	$363.6	$53.1	14.6%
Total Cost of Sales	271.7	236.0	35.7	15.1
Gross Margin	$145.0	$127.6	$17.4	13.6%
% GM/Rev	34.8%	35.1%

	Volumes Dekatherms
	2008	2007	Change	% Change
	(in thousands)
Retail Gas
Montana	13,426	12,101	1,325	10.9%
South Dakota	2,975	2,771	204	7.4
Nebraska	2,717	2,519	198	7.9
Residential	19,118	17,391	1,727	9.9
Montana	6,754	6,091	663	10.9
South Dakota	3,104	2,444	660	27.0
Nebraska	2,962	2,655	307	11.6
Commercial	12,820	11,190	1,630	14.6
Industrial	207	169	38	22.5
Other	118	144	(26)	(18.1)
Total Retail Gas	32,263	28,894	3,369	11.7%

Average Customer Counts	2008	2007	Change	% Change
Retail Gas
Montana	155,409	152,939	2,470	1.6%
South Dakota	36,620	36,662	(42)	(0.1)
Nebraska	36,466	36,343	123	0.3
Residential	228,495	225,944	2,551	1.1
Montana	21,703	21,261	442	2.1
South Dakota	5,780	5,765	15	0.3
Nebraska	4,532	4,523	9	0.2
Commercial	32,015	31,549	466	1.5
Industrial	303	311	(8)	(2.6)
Other	140	140	—	—
Total Retail Gas	260,953	257,944	3,009	1.2%

2008 as compared with:
Heating Degree-Days	2007	Historic Average
Montana	9% colder	1% colder
South Dakota	9% colder	2% colder
Nebraska	11% colder	2% colder

NorthWestern Reports 2008 Financial Results

Feb. 13, 2009

NORTHWESTERN CORPORATION

UNREGULATED ELECTRIC SEGMENT

(Unaudited)

	Results
	2008	2007	Change	% Change
	(in millions)
Total Revenues	$77.7	$74.2	$3.5	4.7%
Total Cost of Sales	23.5	18.0	5.5	30.6%
Gross Margin	$54.2	$56.2	$(2.0)	(3.6)%
% GM/Rev	69.8%	75.7%

	Volumes MWH
	2008	2007	Change	% Change
	(in thousands)
Wholesale Electric	1,812	1,638	174	10.6%

NorthWestern Reports 2008 Financial Results

Feb. 13, 2009

NORTHWESTERN CORPORATION

FOURTH QUARTER SEGMENT RESULTS

(Unaudited)

Three Months Ended December 31, 2008

	Regulated		Unregulated
	Electric	Gas	Electric	Other	Eliminations	Total
Operating revenues	$190,623	$118,850	$20,616	$5,575	$(9,596)	$326,068
Cost of sales	106,921	77,694	8,991	5,371	(9,178)	189,799
Gross margin	83,702	41,156	11,625	204	(418)	136,269
Operating, general and administrative	34,159	15,195	5,468	(5,588)	(418)	48,816
Property and other taxes	10,163	4,026	512	3	—	14,704
Depreciation	15,531	4,055	1,869	8	—	21,463
Operating income	23,849	17,880	3,776	5,781	—	51,286
Interest expense	(8,619)	(2,762)	(2,554)	(2,539)	—	(16,474)
Other income	(344)	144	21	97	—	(82)
Income tax expense	(4,409)	(5,615)	(513)	(2,925)	—	(13,462)
Income from operations	$10,477	$9,647	$730	$414	$—	$21,268

Three Months Ended December 31. 2007

	Regulated		Unregulated
	Electric	Gas	Electric	Other	Eliminations	Total
Operating revenues	$185,491	$106,313	$18,557	$6,794	$(9,131)	$308,024
Cost of sales	99,078	67,574	4,413	6,513	(8,727)	168,851
Gross margin	86,413	38,739	14,144	281	(404)	139,173
Operating, general and administrative	36,320	4,518	4,967	2,554	(404)	47,955
Property and other taxes	18,241	6,861	830	3	—	25,935
Depreciation	15,958	4,422	1,360	(738)	—	21,002
Operating income	15,894	22,938	6,987	(1,538)	—	44,281
Interest expense	(9,578)	(3,346)	(1,269)	(369)	—	(14,562)
Other income	204	217	15	345	—	781
Income tax expense	(1,487)	(7,025)	(2,358)	(1,192)	—	(12,062)
Income from operations	$5,033	$12,784	$3,375	$(2,754)	$—	$18,438